UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 24, 2006

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In December, 2005, Global Hotline loaned 360,000,000 Yen to GMB International, Inc. (“GMB”). a party affiliated with our majority shareholder. This increased the total amounts due from GMB to 400,000,000 Yen. GMB repaid 200,000,000 Yen on January 13, 2006 and the balance is scheduled for payment by January 31, 2006. The advance was unsecured.

On August 16, 2005, Rex Tokyo entered into a Sale of Shares Agreement with Inter Asset Japan Co Ltd., a party affiliated with our majority shareholder. Under the agreement, Rex Tokyo sold its 60% interest in Timothy World to IAJ in exchange for 6,000,000 Yen or approximately $55,000 in cash at closing. In addition, an inter- company loan owed by Timothy World to Rex Tokyo, in the amount of 97,867,000 Yen or approximately $866,000 was to be paid in installments starting September 2005 and ending December 2007. To date, the payments have not been made and the company is negotiating with IAJ to obtain the payments. There is no guarantee that the payments will be made.

Mr. Anan, the president and chief executive officer of Global Hotline, Inc., owes 30,000,000 Yen, or approximately $255,000 at current exchange rates, to GHI under a note receivable dated December 29, 2004. The note is unsecured, accrues interest at 3.5% and was due December 29, 2005. To date the loan has not been paid and the company is negotiating to obtain the payment.

Section 3 - Securities and Trading Markets

Section 3.02 - Unregistered Sales of Equity Securities

On January 30, 2006, Inter Asset Japan LBO No 1 Fund (“IAJ LBO 1”) provided a Notice of Conversion of Series B Convertible Stock. In this notice, IAJ LBO 1 requested the conversion of 1,158 shares of Series B Convertible Preferred Stock into 11,580,000 shares of the Company’s common stock.

Section 5 - Corporate Governance and Management

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On January 24, 2006, the Nominations and Governance Committee of IA Global, Inc. (the “Company”) amended the Company’s Code of Conduct and Ethics. A copy of the amended Code is filed hereto as Exhibit 14.1. Copies of this amended Code may also be found on the Company’s website at http://www.iaglobalinc.com/investors.html.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(d)	Exhibits –

Exhibit No.	Description
14.1	Code of Conduct and Ethics dated January 24, 2006.
99.1	Notice of Conversion of Series B Convertible Preferred Stock between IA Global, Inc. and Inter Asset Japan LBO No 1 Fund dated January 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: January 30, 2006

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer